UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd, Suite 420 Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 2, 2014, General Employment Enterprises, Inc. (the “Company”) entered into a settlement agreement with Long Ridge Office Portfolio, L.P. (“Long Ridge”), resolving a November 13, 2013 complaint Long Ridge filed in the Circuit Court of DuPage County (the “Court”) against General Employment.

In the complaint captioned Long Ridge Office Portfolio, L.P. v. General Employment Enterprises, Inc.; and PSQ, LLC, case number 2013L001084, Long Ridge sought monetary damages in the amount of at least $482,354.49 in unpaid rent for the lease of its 8,211 square feet office space located on the 22nd floor of One Tower Lane, Oakbrook Terrace, Illinois 60181 to General Employment.

According to the settlement agreement, General Employment will pay $125,000 to Long Ridge in two installments: $100,000 due immediately, and the remaining $25,000 due 30 days after execution of the agreement.  The initial $100,000 was immediately paid upon the execution of the agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated April 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 7, 2014	GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

By: /s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Executive Officer